                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                HELENE CURTIS INDUSTRIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]
    HELENE CURTIS INDUSTRIES, INC.
    325 N. WELLS STREET
    CHICAGO, ILLINOIS 60610
- --------------------------------------------------------------------------------

                                                                    May 25, 1994

    Fellow Stockholders:

        We are pleased to invite you to the Annual Meeting of Stockholders, to be held Tuesday, June 28, 1994, at 10:00 A.M. in the Auditorium of the Harold Washington Library Center (Plymouth Court entrance), 400 S. State Street, Chicago, Illinois. Enclosed are the official notice of the meeting, a proxy statement and a form of proxy.

        At the Annual Meeting, the stockholders will be asked to elect three directors, to ratify and approve the material terms of each of the Company's Executive Management Incentive Plan and the Company's 1994 Stock
    Appreciation Right Plan and to ratify the appointment of the Company's certified public accountants for this year, as described in the formal notice of meeting and proxy statement on the following pages.

        We hope that you will attend the Annual Meeting and encourage you to read the accompanying statement carefully.

        YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOUR STOCK IS REPRESENTED, WE URGE YOU TO VOTE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                                     Sincerely,

          Gerald S. Gidwitz                       Ronald J. Gidwitz
               Chairman                               President

                         HELENE CURTIS INDUSTRIES, INC.
                              325 N. WELLS STREET
                            CHICAGO, ILLINOIS 60610
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    Notice is hereby given that the Annual Meeting of Stockholders of Helene Curtis Industries, Inc., a Delaware corporation, will be held in the Auditorium of the Harold Washington Library Center (Plymouth Court entrance), 400 S. State Street, on Tuesday, June 28, 1994, at 10:00 A.M., Chicago time, for the following purposes:

                   1. To elect three directors of  the Company for a  three-year term expiring at the annual meeting of stockholders to be held in 1997 and until their successors are elected and have been qualified.

                   2. To  ratify and approve the material terms of the Company's
                      Executive Management Incentive Plan, which authorizes a performance-based bonus for certain executive officers.

                   3. To  ratify and approve the material terms of the Company's
                      1994 Stock Appreciation Right Plan, which authorizes the issuance of up to 2,000,000 stock appreciation rights.

                   4. To  ratify  and  approve  the  appointment  of independent accountants for the Company for the fiscal year ending February 28, 1995.

                   5. To  transact  such  other business  as  may  properly come before the meeting.

    Only stockholders of record at the close of business on May 4, 1994, are entitled to vote at the Annual Meeting or any adjournment thereof.

                                              By order of the Board of Directors

                                                         Roy A. Wentz, Secretary

Chicago, Illinois
May 25, 1994

HELENE CURTIS INDUSTRIES, INC.
325 N. WELLS STREET
CHICAGO, ILLINOIS 60610

- ---------------------

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS--JUNE 28, 1994

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of Proxies for use at the Annual Meeting of Stockholders to be held on June 28, 1994. All Proxies duly executed and received will be voted on all matters presented at the meeting. Where a specification as to any matter is indicated, the Proxy will be voted in accordance with such specification. Where no specification is indicated, the Proxy will be voted for the named nominees and in favor of all three proposals. The Board of Directors knows of no other matter to be brought before the meeting; however, if other matters should come before the meeting it is intended that the holders of the Proxies will vote thereon at their discretion.

    The Company will pay the expense of soliciting Proxies. Solicitation will be made by mail, but may in some cases also be made by telephone or personal call by officers, directors or Company employees who will not be specially compensated for such solicitation. This Proxy Statement and accompanying Proxy were mailed on or about May 25, 1994, together with a copy of the Company's Annual Report for the fiscal year ended February 28, 1994.

    The total number of voting securities of the Company issued and outstanding as of May 4, 1994 was 6,806,791 shares of Common Stock (excluding 1,114,680 shares held in the treasury) and 3,072,669 shares of Class B Common Stock. Only stockholders of record as of the close of business on May 4, 1994, will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter presented to stockholders and each share of Class B Common Stock is entitled to ten votes on each matter presented to stockholders. The Common Stock and the Class B Common Stock will vote together as a single class on all proposals presented in the Proxy Statement. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by Proxy at the Annual Meeting will be counted for purposes of determining the presence of a quorum. If a quorum is present at the meeting, the three persons receiving the most votes will be elected as directors, irrespective of the number of shares voted. Shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the election of directors. The affirmative vote of a majority of shares present at the meeting in person or by proxy is necessary to ratify and approve the material terms of the Executive Management Incentive Plan and the 1994 Stock Appreciation Right Plan and ratify the appointment of the Company's independent accountants. Abstentions and broker non-votes on these items are not counted as affirmative or negative votes and are not counted in determining the amount of shares entitled to vote.

    A Proxy may be revoked at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by submission of a subsequent Proxy or by attending and voting in person at the Annual Meeting.

PRINCIPAL SECURITY HOLDERS

    COMMON STOCK. The following table sets forth the only persons known by the Board of Directors to be the beneficial owners of more than 5% of the Company's Common Stock as of December 31, 1993, except as otherwise indicated, based solely on filings made with the Securities and Exchange Commission:

           NAME AND ADDRESS OF                  COMMON SHARES
            BENEFICIAL OWNER                  BENEFICIALLY OWNED
- -----------------------------------------  ------------------------
                                                       PERCENT OF
                                            NUMBER        CLASS
                                           ---------  -------------
Neuberger & Berman(1)                       388,132       5.75
605 Third Avenue
New York, NY 10158
Southeastern Asset Management, Inc.(2)      381,400        5.6
860 Ridgelake Boulevard, Suite 301
Memphis, TN 38120
Shamrock Holdings of California, Inc.(3)    373,900        5.5
4444 Lakeside Drive
P.O. Box 7774
Burbank, CA 91510

- ---------

    (1) Neuberger & Berman has shared dispositive power with respect to all of the reported shares, sole power to vote 195,400 of such shares and shared power to vote 32,000 shares.

    (2) Southeastern Asset Management, Inc. has shared voting and shared dispositive power with respect to 145,000 shares and sole voting and sole dispositive power with respect to 236,400 shares.

    (3) Information indicated as of May 13, 1994, as reflected by the Schedule 13D filed by Shamrock Holdings of California, Inc. on that date. Shamrock Holdings of California, Inc. has sole power to vote and sole dispositive power with respect to 373,900 shares.

    CLASS B COMMON STOCK. The following table sets forth the only persons known by the Board of Directors to be the beneficial owners of more than 5% of the Company's Class B Common Stock as of May 4, 1994:

                                           CLASS B COMMON SHARES
          NAME AND ADDRESS OF                  BENEFICIALLY
           BENEFICIAL OWNER               OWNED AS OF MAY 4, 1994
- ---------------------------------------  -------------------------
                                                      PERCENT OF
                                           NUMBER        CLASS
                                         ----------  -------------
Gidwitz Family Group*                    3,042,207       99.0
325 N. Wells St.
Chicago, Illinois 60610

- ---------

    * The Gidwitz Family Group consists of (i) Gerald S. Gidwitz, his children, their spouses, grandchildren of Gerald S. Gidwitz and various trusts, partnerships and other entities holding shares for the benefit of members of the Gerald S. Gidwitz Family, and (ii) Joseph L. Gidwitz, his children, their spouses, grandchildren of Joseph L. Gidwitz and various trusts, partnerships and other entities holding shares for the benefit of members of the Joseph L. Gidwitz Family. The Gidwitz Family Group has shared voting and shared dispositive power with respect to all reported shares which are held of record as follows:

        (a) 2,096,206 shares owned of record by the Gidwitz Family Partnership, an Illinois general partnership. Certain members of the Gidwitz Family Group contributed the entire amount of these shares in 1991 in exchange for a pro rata interest in said partnership. Under the terms of the partnership agreement, five partners are designated as managing partners, and, by their majority vote, have the dispositive and voting rights to such shares. Three of the managing partners, Gerald S. Gidwitz, Joseph L. Gidwitz and Ronald J. Gidwitz, who own interests in the partnership of 5.8%, 5.5% and 15.1%, respectively, are directors of the Company.

        (b) 584,900 shares owned of record by HCI Partnership, an Illinois general partnership. Certain members of the Gidwitz Family Group contributed the entire amount of these shares in 1988 and 1991 in exchange for a pro rata interest in said partnership. Management of the partnership is identical to that of the Gidwitz Family Partnership. Gerald S. Gidwitz, Joseph L. Gidwitz and Ronald J. Gidwitz own interests in the partnership of .03%, 12.0% and 11.9%, respectively.

        (c) 181,973 shares owned by various trusts for the benefit of the children and grandchildren of Gerald S. Gidwitz and Joseph L. Gidwitz.

        (d) 120,000  shares  owned  of  record  and  beneficially  by  Ronald J.
            Gidwitz, which shares are set forth under SECURITY OWNERSHIP OF MANAGEMENT.

        (e) 59,128 shares owned by family members of Gerald S. Gidwitz and Joseph L. Gidwitz.

    The Gidwitz Family Group may cast 81.3% of the total votes represented by all the outstanding Common Stock and Class B Common Stock as of May 4, 1994. The Gidwitz Family Group has advised the Company that they intend to vote all of their shares for the named nominees and in favor of all three proposals.

    Members of the Gidwitz Family Group own 84,611 shares of Common Stock, including those shares set forth under SECURITY OWNERSHIP OF MANAGEMENT. Assuming that all Class B Common Stock owned by the Gidwitz Family Group was converted to Common Stock and that no other Class B Common Stock was so converted, the percentage ownership of Common Stock of the Gidwitz Family Group would be 31.75%.

SECURITY OWNERSHIP OF MANAGEMENT

    As set forth under PRINCIPAL SECURITY HOLDERS, as of May 4, 1994, the Gidwitz Family Group, which includes partnerships of, and trusts for the benefit of, Gerald S. Gidwitz, Joseph L. Gidwitz and members of their respective families, including Ronald J. Gidwitz, owned an aggregate of 3,042,207 shares of Class B Common Stock. The following table excludes the shares held by such partnerships and trusts as well as shares allocated to each individual's account pursuant to the Company's Employee Stock Ownership and Employee Stock Purchase Plans, but otherwise shows the shares held beneficially at that date by each director, by the named executive officers, and by all directors and executive officers as a group.

                                                                   SHARES OF
                                                      PERCENT       CLASS B       PERCENT
                                        SHARES OF        OF          COMMON         OF
NAME                                  COMMON STOCK*   CLASS(1)       STOCK         CLASS
- ------------------------------------  -------------   --------   --------------   -------
Marshall L. Burman..................       7,000(2)      --         --              --
Frank W. Considine..................         400(2)     --          --             --
Charles G. Cooper...................      73,928(3)     1.09        --             --
Gerald S. Gidwitz...................      --            --             --(4)       --
Joseph L. Gidwitz...................          --(6)     --             --(4)(5)    --
Ronald J. Gidwitz...................      25,000(7)     --        120,000(4)       3.91
Michael Goldman.....................      52,962(8)     --          --             --
Colin J. Morgan.....................      11,239(9)
Abbie J. Smith......................         500(10)    --          --             --
Gilbert P. Smith....................      49,233(11)    --          --             --
John C. Stetson.....................       2,000(2)     --          --             --
All executive officers and directors
  as a group (20 persons)...........     364,249(12)    5.35      120,000          3.91

- ---------
    * The beneficial ownership (including percent of class) shown in the table with respect to Common Stock does not reflect the shares of Common Stock that could be acquired upon the conversion of shares of Class B Common Stock into shares of Common Stock.

    (1) The shares owned, in each case except as otherwise indicated, constitute less than 1% of the outstanding shares of the Company's Common Stock.

    (2) Excludes 16,000 shares currently acquirable or acquirable within 60 days of the date of this Proxy Statement pursuant to options granted under the Company's Directors Stock Option Plan, as adjusted for a stock split in 1989.

    (3) Excludes 17,128 shares acquirable by Mr. Cooper pursuant to currently exercisable options granted under the Company's 1983 and 1992 Stock Option Plans.

    (4) Excludes shares attributable to ownership interest in the Gidwitz Family Partnership and the HCI Partnership as set forth in PRINCIPAL SECURITY HOLDERS.

    (5) Excludes 37,732 shares held as trustee for the benefit of Mr. Gidwitz's children and grandchildren.

    (6) Excludes 34,211 shares held as trustee for the benefit of Mr. Gidwitz's children and grandchildren.

    (7) Excludes 37,975 shares acquirable by Mr. Gidwitz pursuant to currently exercisable options granted under the Company's 1983 and 1992 Stock Option Plans.

    (8) Excludes 16,625 shares acquirable by Mr. Goldman pursuant to currently exercisable options granted under the Company's 1983 and 1992 Stock Option Plans.

    (9) Excludes 11,225 shares acquirable by Mr. Morgan pursuant to currently exercisable options granted under the Company's 1983 and 1992 Stock Option Plans.

    (10) Excludes 6,400 shares currently acquirable or acquirable within 60 days of the date of this Proxy Statement pursuant to options granted under the Company's Directors Stock Option Plan.

    (11) Excludes 16,625 shares acquirable by Mr. Smith pursuant to currently exercisable options granted under the Company's 1983 and 1992 Stock Option Plans and 16,000 shares of restricted Common Stock issued under the 1992 Stock Option Plan which remain restricted in compliance with that plan.

    (12) Excludes 651 and 2,350 shares credited to all members of the group under the Company's Employee Stock Ownership and Employee Stock Purchase Plans, respectively, 197,366 shares acquirable by members of the group pursuant to currently exercisable options granted under the Company's 1983, 1991 and 1992 Stock Option Plans and 24,000 shares of restricted Common Stock issued under the 1992 Stock Option Plan which remain restricted in compliance with that plan.

NOMINEES FOR DIRECTORS
Term Expiring in 1997

    Marshall L. Burman, 64, is counsel to the law firm of Wildman, Harrold, Allen & Dixon, which provided legal services to the Company during the fiscal year ended February 28, 1994. Until January 1, 1992, he was a senior partner in the law firm of Arvey, Hodes, Costello & Burman. He has been a director of the Company since 1980. Mr. Burman is also Chairman of the Board of Directors of The Illinois State Board of Investments, a director of CFI Industries, Inc., and a director of Safecard Services, Inc.

    Frank W. Considine, 72, is Honorary Chairman of the Board of Directors and Chairman of the Executive Committee of American National Can Company, a company engaged in the manufacture and sale of packaging products, from which the Company has purchased packaging materials in the ordinary course of business. From 1983 to 1990, he was Chairman of the Board of Directors and, from 1973 to 1988, he was President and Chief Executive Officer of American National Can Company and was Vice Chairman of the Board of Directors of Triangle Industries, Inc. from 1985 to 1988. He has been a director of the Company since 1988. He is a director of Encyclopedia Brittanica, Inc., IMC Fertilizer Group, Pechiney International, S.A., Schwitzer, Inc. and Scotsman Industries, Inc., and is a member of the Board of Governors of the Midwest Stock Exchange.

    Ronald J. Gidwitz, 49, is President and Chief Executive Officer of the Company. He has been a director of the Company since 1974. Mr. Gidwitz is a director of Continental Materials Corporation, a director of American National Can Company and he is the Chairman of the Board of Trustees of the City Colleges of Chicago. He is the son of Gerald S. Gidwitz.

CONTINUING DIRECTORS
Term Expiring in 1995

    Joseph L. Gidwitz, 89, is Vice Chairman of the Board of Directors of the Company. He has been a director of the Company since 1946. He is also Vice Chairman of the Board of Directors of Continental Materials Corporation.

    Michael Goldman, 57, is Executive Vice President and Chief Operating Officer of the Company. He has been employed by the Company for more than 30 years and a director of the Company since 1989.

    Gilbert P. Smith, 57, is Executive Vice President of the Company. He also serves as President of the Company's Helene Curtis U.S.A. business unit. He has been employed by the Company for more than 15 years and a director of the Company since 1989.

Term Expiring in 1996

    Charles G. Cooper, 66, is Senior Vice President of the Company, responsible for business development. Until his election to this position effective March 30, 1993, he previously served as Executive Vice President and Chief Operating

Officer of the Company. Mr. Cooper has been employed by the Company for more than 40 years and a director of the Company since 1984. He is also a director of Sportmart, Inc.

    Gerald S. Gidwitz, 87, is Chairman of the Board of Directors of the Company. He has been a director of the Company since 1928. He is the brother of Joseph L. Gidwitz.

    Abbie J. Smith, Ph.D., 41, is Professor of Accounting at the Graduate School of Business of the University of Chicago, a position she has held since 1989. She was previously Associate Professor of Accounting at the University. She has been a director of the Company since 1990.

    John C. Stetson, 73, is President of J.C. Stetson, Inc., a private venture capital firm. Mr. Stetson was Secretary of the Air Force from 1977 to 1979 and prior to his government assignment, was President of AB Dick Company. He has been a director of the Company since 1982. Mr. Stetson is also a director of Laser Technology, Inc., NIBCO, Inc., Chicago Tube and Iron Company and
Madison-Kipp Corporation, and a director emeritus of Kemper Corporation and Kemper National Insurance Co.

THE BOARD OF DIRECTORS

    The Board of Directors has audit, executive, and compensation and stock option committees. The Board has no standing nominating committee, but acts as a whole with respect to nominees for the Board of Directors.

    The Audit Committee, consisting of Messrs. Burman and Stetson and Dr. Smith, met four times during the fiscal year ended February 28, 1994. The function of the Audit Committee is to review and make recommendations regarding: engagement of an independent public accounting firm; the scope of the independent accountants' audit procedures; the adequacy and implementation of internal audit controls; regulatory compliance procedures; and such other matters relating to the Company's financial affairs and accounts as the Audit Committee deems desirable.

    The Executive Committee, consisting of Messrs. Gerald S. Gidwitz, Joseph L. Gidwitz and Ronald J. Gidwitz, met three times during the fiscal year ended February 28, 1994. The Executive Committee, during the interval between meetings of the Board of Directors, may exercise all of the authority of the Board in the management of the Company, except as otherwise provided in the Company's By-Laws or by applicable law. It is also responsible for administering the Directors Stock Option Plan.

    The Compensation and Stock Option Committee, consisting of Messrs. Burman, Considine and Stetson, is responsible for determining salary and other compensation of the principal officers of the Company and for administering certain of the Company's incentive plans including the Company's executive management incentive, stock option and stock appreciation right plans. The Committee met three times during the fiscal year ended February 28, 1994.

    During the fiscal year ended February 28, 1994, the Board of Directors of the Company met six times. Each director, except for John C. Stetson, was present at more than seventy-five percent of the aggregate number of Board meetings and the total number of meetings held by committees of the Board on which such director served.

    Directors who are not Company employees receive an annual fee of $14,000 and a fee of $2,000 for each Board meeting attended and $1,000 for each committee meeting attended, plus travel expenses. In addition, each non-employee director is a participant in the Company's Directors Stock Option Plan, which was approved by the stockholders at the 1988 Annual Meeting. Under this Plan each such director at the time of the Plan's adoption or who was subsequently elected to the Board of Directors was granted an option to purchase 8,000 shares of Common Stock, exercisable in five equal annual installments commencing one year after the date of grant. The exercise price for such options is the fair market value of the Company's stock on the date of grant. All options expire ten years from the date of grant or earlier in the event a director ceases to serve in that capacity or becomes an employee of the Company.

EXECUTIVE OFFICER COMPENSATION

    The following tables and notes present the compensation provided by the Company to its Chief Executive Officer and the Company's four next most highly compensated executive officers who served as executive officers at the end of fiscal 1994.

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM COMPENSATION
                                                          -----------------------------------
                               ANNUAL COMPENSATION                AWARDS
                           ----------------------------   -----------------------    PAYOUTS
                                                OTHER                  SECURITIES   ---------
                                                ANNUAL    RESTRICTED   UNDERLYING   LONG-TERM   ALL OTHER
                                               COMPEN-      STOCK       OPTIONS/    INCENTIVE    COMPEN-
NAME/PRINCIPAL              SALARY    BONUS    SATION(2)    AWARDS        SARS       PAYOUTS    SATION(4)
POSITION/YEAR (1)             $         $         $           $            #            $           $
- -------------------------  --------  --------  --------   ----------   ----------   ---------   ---------
Ronald J. Gidwitz
President and Chief
Executive Officer
1994.....................  $715,000  $      0    --           $0              0     $      0    $123,268
1993.....................   575,000   366,300    --           0          21,100(3)   526,500(5)   97,564
1992.....................   525,000   323,400     *           0          22,800(3)    59,450(6)    *
Charles G. Cooper
Senior Vice President
1994.....................  $347,000  $      0    --           $0              0     $      0    $ 86,789
1993.....................   415,000   257,000    --           0          15,300      415,350(5)   81,925
1992.....................   384,000   238,700     *           0          16,600       47,850(6)    *
Michael Goldman
Executive Vice President
and Chief Operating
Officer
1994.....................  $371,000  $      0    --           $0              0     $      0    $ 69,557
1993.....................   310,000   178,400    --           0           8,900      310,050(5)   58,075
1992.....................   287,000   159,200     *           0           9,600       35,525(6)    *
Colin J. Morgan
Senior Vice President
1994.....................  $248,000  $117,499    --           $0              0     $      0    $ 54,849
1993.....................   215,000   123,800    --           0           6,200      210,600(5)   49,116
1992.....................   195,000   108,000     *           0           6,500       23,925(6)    *
Gilbert P. Smith
Executive Vice President
1994.....................  $357,000  $      0    --        $832,500(7)        0     $      0    $ 69,723
1993.....................   310,000   180,900    --           0           8,900      310,050(5)   59,318
1992.....................   287,000   162,400     *           0           9,600       34,800(6)    *

- ---------
    (1) All information is provided for each of the last three fiscal years ending on the last day of February for the year indicated.

    (2) The only type of Other Annual Compensation for each of the named officers was in the form of perquisites, and was less than the level required for reporting.

    (3) Stock appreciation rights issued in tandem with grant of stock options.

    (4) Consists of the following: (a) contributions by the Company to the executives' accounts under the Company's Profit Sharing Retirement Savings and Supplemental Profit Sharing and Retirement Savings Plans and (b) premiums paid pursuant to the Company's Executive Death Benefit Agreement. The values for each of the two component amounts for fiscal 1994 for each executive officer are as follows: Mr. Gidwitz, (a) $120,383 and (b) $2,885; Mr. Cooper, (a) $76,575
and  (b)  $10,214; Mr.  Goldman, (a)  $64,377  and (b)  $5,180; Mr.  Morgan, (a)
$43,653 and (b) $11,196; and Mr. Smith, (a) $63,547 and (b) $6,176.

    (5) Stockholder Value Creation Plan award granted in 1991 and earned over the three-year performance period from fiscal 1991 through fiscal 1993.

    (6) Stockholder Value Creation Plan award granted in 1990 and earned over the three-year performance period from fiscal 1990 through fiscal 1992.

    (7) Net value of 20,000 shares of restricted stock based on the market price of the Common Stock on the date granted. As of February 28, 1994, Mr. Smith held 20,000 restricted shares with a value of $515,000 based on the market price on that date. Mr Smith has the right to receive dividends on the restricted shares.

    * In accordance with transitional provisions of the revised rules on executive officer and director compensation disclosure, amounts of Other Annual Compensation and All Other Compensation are not included for fiscal 1992.

    The following table sets forth the number of shares for which stock options were exercised during the last fiscal year, the value realized, the number of shares for which options were outstanding and the value of those options as of the fiscal year-end.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                        NUMBER OF          VALUE OF
                                                                        SECURITIES      UNEXERCISED IN-
                                                                        UNDERLYING         THE-MONEY
                                                                       OPTIONS/SARS     OPTIONS/SARS AT
                                                                      AT FY-END (#)       FY-END ($)
                                                                      --------------  -------------------
                              SHARES ACQUIRED ON                       EXERCISABLE/      EXERCISABLE/
NAME                             EXERCISE (#)      VALUE REALIZED $   UNEXERCISABLE    UNEXERCISABLE (*)
- ----------------------------  -------------------  -----------------  --------------  -------------------
Ronald J. Gidwitz...........               0           $       0      32,275/27,225        $     0/0
Charles G. Cooper...........               0                   0      12,978/19,775              0/0
Michael Goldman.............               0                   0      14,225/11,475              0/0
Colin J. Morgan.............           7,400              70,781       9,600/ 7,900              0/0
Gilbert P. Smith............               0                   0      14,225/11,475              0/0

- ---------
    (*) These columns represent the difference on February 28, 1994 between the market price of the Common Stock and the option exercise price. The exercise price of all unexercised options exceeded the market price of the Common Stock on February 28, 1994, and therefore the options had no value.

EXECUTIVE PENSION BENEFITS

    The table shown below identifies estimated benefits which would be payable annually at age 65 under a straight life annuity option:

                               PENSION PLAN TABLE

REMUNERATION                   YEARS OF SERVICE
- -----------  -----------------------------------------------------
                15         20         25         30         35
             ---------  ---------  ---------  ---------  ---------
  $200,000   $  40,020  $  53,360  $  66,700  $  80,040  $  93,380
   250,000      50,025     66,700     83,375    100,050    116,725
   300,000      60,030     80,040    100,050    120,060    140,070
   350,000      70,035     93,380    116,725    140,070    163,415
   400,000      80,040    106,720    133,400    160,080    186,760
   450,000      90,045    120,060    150,075    180,090    210,105
   500,000     100,050    133,400    166,750    200,100    233,450
   550,000     110,055    146,740    183,425    220,110    256,795

    Benefits are payable under the Executive Pension Plan to executive officers who are employed by the Company or its subsidiaries for 35 years, with partial benefits available for service of between 15 and 35 years. Pension benefits are determined by the average of each executive officer's highest five years' salaries over the last ten years, excluding bonuses, insurance premiums which constitute taxable income for federal income tax purposes and deferred compensation. The executive officers named in the Summary Compensation Table have the following years of credited service for pension plan purposes: Charles
G. Cooper, 41 years; Ronald J. Gidwitz, 26 years; Michael Goldman, 32 years; Colin J. Morgan, 7 years; and Gilbert P. Smith, 17 years. Benefits under the plan are not subject to deduction for Social Security, but are offset for amounts payable under the Company's Profit Sharing and Retirement Savings Plan and a former plan which was terminated as to future contributions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
TO OUR STOCKHOLDERS:

    The Compensation and Stock Option Committee (the "Committee") of the Board of Directors, is composed of three directors of the Company who are not current or former employees or officers of the Company and are "disinterested persons" within the meaning of the Securities and Exchange Commission rules. The Committee is generally responsible for administering the Company's executive compensation programs. In particular, the Committee reviews and approves the compensation of the Company's most highly compensated executives, including the named executive officers whose compensation is detailed in this Proxy Statement.

COMPENSATION PHILOSOPHY

    The Company's executive compensation program is intended to attract, develop, reward and retain the highest quality management talent. It is the philosophy of the Company that executive compensation should recognize an individual's contribution to the Company and be competitive with compensation offered by other major consumer goods companies. At the same time, the Company believes that executive compensation should also be closely linked to the Company's financial performance. Accordingly, a significant portion of each executive's compensation is dependent upon achieving objective, pre-determined financial goals. Therefore, in years in which these performance goals are achieved or exceeded, executive compensation will be higher than in years in which the performance is below expectations.

    In addition, to further align executive officers' interests with those of the stockholders, the Company's executive compensation program utilizes stock options and long-term incentive plan awards tied to increases in stockholder value. In fiscal 1994, approximately 50% of total potential cash compensation (consisting of salary, target bonus and target long-term incentive plan awards) of the named executive officers was contingent on achieving corporate performance goals.

COMPENSATION COMPONENTS

    Working with outside consultants on a biennial basis and with the Company's Human Resources Department, the Committee conducts comprehensive annual evaluations of the Company's executive compensation program. The components of the Company's executive compensation program are as follows: base salary, annual incentive cash bonuses, long-term incentive plan awards and awards of stock options and restricted stock.

    BASE SALARY. The Committee establishes annually the base salaries to be paid to the Company's executive officers for the coming fiscal year. In setting each salary, the Committee takes into account several factors, including competitive compensation data and qualitative factors such as an individual's experience, responsibilities, management and leadership abilities and job performance in the prior year. In evaluating competitive data, the Committee generally strives to set salaries competitive with other consumer goods companies, including many of the companies contained in the peer group used for the performance graph in this Proxy Statement.

    ANNUAL INCENTIVE PROGRAM. Each year, the Committee establishes minimum performance thresholds under the Executive Incentive Plan for key executives, including most of the named executive officers in order for any bonuses to be paid. Based on the participant's salary range, this program provides for target bonuses for executive officers of approximately 40% to 63% of base salary based on the attainment of annual corporate performance goals (principally relating to targeted pre-tax earnings of the Company and/or business unit) and individual goals. The individual's personal contribution to the achievement of corporate financial goals is assessed in determining the individual's bonus range. The Company failed to achieve its internal pre-tax earnings target for the fiscal year ending February 28, 1994. As a result, no bonuses were paid to the named executive officers other than Mr. Morgan as a result of the Helene Curtis International business unit achieving its pre-tax earnings target.

    STOCKHOLDER VALUE CREATION PLAN. Each of the named executive officers also participates in the Company's Stockholder Value Creation Plan ("SVC Plan"), a long-term incentive plan. Each year, the Committee determines which key executives will be eligible for participation and establishes a minimum pre-tax return on equity threshold that must be met in order for any awards to be made during the succeeding three-year period. Awards are payable under the SVC Plan pursuant to a formula based on the extent to which the Company's return on equity increases above the threshold return on equity. This plan provides for target awards at 50% of the participant's base salary. For the three-year period ending February 28, 1994, the Company only marginally exceeded its threshold target under the SVC Plan, but no payouts were made under the plan for this period.

    STOCK OPTIONS AND RESTRICTED STOCK. The Committee believes stock options are a key long-term incentive vehicle because they provide executives with the opportunity to acquire an equity interest in the Company and to share in the appreciation of the value of its Common Stock. Stock options, therefore, directly align the executive's interest with those of the stockholders. Restricted stock awards further the goal of retaining key executives and encourage stock ownership.

    Stock options are granted to the named executive officers and other key managers by the Committee generally every 12 to 18 months. No options were granted during the fiscal year ended February 28, 1994 to the named executive officers or other key management employees. Restricted stock awards were made during the fiscal year ended February 28, 1994 to two executive officers.

    In making stock option grants, the Committee reviews alternative exercise pricing formulas and other methods for correlating the exercise price of options to Company performance. Generally, stock options are not fully exercisable until four years following the date of grant to reinforce a long-term perspective and to help retain valued executives. Further, options are granted at the fair market value of the Company's Common Stock on the date of grant. Therefore, the Company's Common Stock must increase in value in order for the executive to realize any benefit from the option. In determining the number of stock options to be awarded to each individual, the Committee has utilized a formula based on a percentage of the executive's base salary, taking into account the executive's level of management responsibility and potential impact on the Company's profitability and growth. Restricted stock awards have been made in special limited circumstances, primarily as a retention and performance incentive.

    As  part  of the  Omnibus Budget  Reconciliation Act  (the "Act")  passed by
Congress  in  1993,  a  new  limit  was  implemented  on  the  deductibility  of compensation to the chief executive officer and the next four most highly compensated executive officers. The limit generally disallows a deduction to the Company for any compensation to these officers in excess of $1,000,000 per year. The $1,000,000 limit on deductible compensation does not, however, apply to certain performance-based pay that meets the requirements of the Act. The Company has taken the necessary actions to preserve the deductibility of payments made under the new Executive Management Incentive Plan and the 1994 Stock Appreciation Right Plan described in this Proxy Statement, including soliciting the required stockholder approval of the material terms of such plans in this Proxy Statement. The Company believes that the stock option plan under which its officers receive grants of options and restricted stock complies with Rule 16b-3 and therefore qualifies as a "performance-based" plan until the earlier of its amendment or 1997 under the transitional provisions of the proposed regulations. When final regulations are issued, further changes will be made to the executive compensation program to the extent necessary and feasible in order to maintain the deductibility of payments under performance-based plans.

CHIEF EXECUTIVE OFFICER COMPENSATION

    In determining the base salary for Ronald J. Gidwitz for the prior fiscal year commencing March 1, 1993, the Committee considered the base salaries of chief executive officers of peer group companies within the consumer goods industry, the Company's performance in fiscal 1993 and Mr. Gidwitz's leadership and job performance. In evaluating the Company's performance, the Committee considered the Company's total return to stockholders, earnings, return on equity and financial condition. No precise weight was assigned to any of these factors, although the Committee believed that the Company's performance in each area has compared favorably with its peers in the fiscal year ended February 28, 1993. In particular, the Company achieved its targeted pre-tax earnings objective and a record net income of $22,109,000 for the fiscal year ending February 28, 1993. Based on the Company's fiscal 1993 performance, as well as comparative data which indicated that Mr. Gidwitz's salary was less than the median salary for chief executive officers in other Fortune 500 consumer goods companies, Mr. Gidwitz's base salary was set at an annual rate of $715,000 commencing March 1, 1993, an increase of $140,000 over the base salary established on March 1, 1992. However, as a result of the Company's performance in fiscal 1994 in which it generally failed to meet its internal financial objectives, Mr. Gidwitz earned no awards in accordance with the formulas set forth in the Executive Incentive Plan and SVC Plan, as compared to $366,300 and $526,500, respectively, in awards under those plans in fiscal 1993 when the Company achieved its internal financial goals. Accordingly, Mr. Gidwitz's total compensation of $715,000 for fiscal 1994 was substantially affected by the Company's fiscal 1994 performance. As of May 4, 1994, Mr. Gidwitz held options to purchase a total of 98,539 shares of Common Stock and owned beneficially 25,056 shares of Common Stock and 524,543 shares of Class B Common Stock.

CONCLUSION

    The Committee believes that the Company's policies and programs will be effective over a period of years in achieving its goals of competitive executive compensation and maximizing the return to shareholders.

                                      Marshall L. Burman
                                      Frank W. Considine
                                      John C. Stetson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Burman is of counsel to Wildman, Harrold, Allen & Dixon. During the last fiscal year the firm rendered legal services to the Company.

                            COMMON STOCK PERFORMANCE

    The following graphs compare over the five-year and seven-year periods ending February 28, 1994, the annual percentage change in the cumulative total returns on the Company's Common Stock, the S&P 500 Index, and a peer group of 10 major U.S. consumer goods companies selected by the Company. The peer group consists of Alberto-Culver Company, Avon Products, Inc., Bristol-Myers Squibb Company, Carter-Wallace, Inc., Colgate-Palmolive Company, The Dial Corp., The Dow Chemical Company, The Gillette Company, Johnson & Johnson and The Procter & Gamble Company. For the purpose of calculating the peer group average, the returns of each company have been weighted according to its stock market capitalization as of the beginning of each fiscal year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             HELENE CURTIS IND      PEER GROUP      BROAD MARKET
1989                         100             100                100
1990                       92.57          125.59             118.91
1991                      117.91          167.21             136.33
1992                      171.35          202.64             158.15
1993                      192.32          188.71             175.02
1994                      114.79          201.19             189.62

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             HELENE CURTIS IND      PEER GROUP      BROAD MARKET
1987                         100             100                100
1988                       86.61          100.37              97.33
1989                      138.69           106.7              108.9
1990                      128.39          133.96             129.49
1991                      163.54          178.41             148.46
1992                      237.65          216.35             172.23
1993                      266.74           202.4              190.6
1994                       159.2          215.56              206.5

TRANSACTIONS WITH AFFILIATED PERSONS

    During the last fiscal year, the Company leased office space in its headquarters building at 325 N. Wells St., Chicago, Illinois, and provided miscellaneous office supplies to Burnham Realty Company, Continental Materials Corporation and other entities in which Gerald S. Gidwitz, Joseph L. Gidwitz and/or members of their families have an interest. The rental amount and other terms and conditions of the leases were established as fair rental value by an independent appraiser and were approved by the Company's outside directors. Amounts received by the Company pursuant to such leases and for miscellaneous supplies during the last fiscal year were as follows: Burnham Realty Company $23,484.09; Continental Materials Corporation $248,484.09; and all others $20,972.14.

    During the last fiscal year, McCord Group, Inc. provided certain travel agency services to the Company. In the opinion of management, these services were provided at rates equal to or less than those of competitive services.
Members of the families of Gerald S. Gidwitz and Joseph L. Gidwitz own substantially all the capital stock of McCord Group, Inc.

                                   PROPOSALS

1. PROPOSAL TO ELECT DIRECTORS.

    The Board of Directors is currently composed of ten members. The Certificate of Incorporation of the Company divides the Board of Directors into three classes, as nearly equal in size as possible, with one class of directors elected each year for a three-year term.

    The Board of Directors has nominated three persons for election at the Annual Meeting to serve for a three-year term expiring at the annual meeting of stockholders to be held in 1997 and until their successors are elected and have qualified. All three nominees, Marshall L. Burman, Frank W. Considine and Ronald
J. Gidwitz, are currently serving as directors.

    It is the intention of those persons named in this Proxy to vote in favor of all three nominees, all of whom have agreed to serve. If any nominee should, before the meeting, become unavailable for election, the holders of the Proxy may exercise their discretion to vote for the election of any substitutes as the Board of Directors may recommend.

2. PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE
  EXECUTIVE MANAGEMENT INCENTIVE PLAN.

    The Compensation and Stock Option Committee of the Board of Directors has adopted, subject to stockholder approval at the Annual Meeting, the Executive Management Incentive Plan (the "Incentive Plan"). The Incentive Plan was adopted to conform to recent changes in federal tax law in order to preserve the Company's tax deduction for compensation paid to certain executive officers. Specifically, Section 162(m) of the Internal Revenue Code of 1986, as amended, requires stockholder approval of the material terms of performance-based compensation for the chief executive officer and the four next most highly compensated executive officers in order for the Company to deduct any performance-based compensation to such officer in excess of $1 million. If the stockholders fail to approve the Incentive Plan, the Committee may consider adopting an alternative bonus program without stockholder approval, even though some or all of the payments made thereunder may not be deductible by the Company in order to maintain the competitiveness of the Company's executive compensation program. The full text of the Incentive Plan appears as Exhibit A to this Proxy Statement and is incorporated herein by reference. The Incentive Plan is summarized below, but such summary is qualified in its entirety by reference to the full text of the Incentive Plan.

    An annual bonus program has been an integral part of the Company's overall compensation program for many years. The annual bonus program is intended to provide cash awards based on the attainment of a combination of financial objectives and personal goals. The Incentive Plan described herein is substantially similar to the Executive Incentive Plan, the existing bonus plan for all executive officers and key employees, except that it conforms with the requirements of Section 162(m). Any key executive officers of the Company and its subsidiaries selected by the Committee are eligible to participate in the Incentive Plan. There are currently 16 executive officers of the Company. Participants who are selected to participate in the Incentive Plan will be ineligible to participate in the Company's Executive Incentive Plan. As of March 1, 1994, the President and Chief Executive Officer, Ronald J. Gidwitz, was the only participant in the Incentive Plan.

    The Incentive Plan will be administered by the Compensation and Stock Option Committee (the "Committee"), which consists of three members of the Board of Directors who are not current or former employees or officers of the Company. Based on the participant's salary range, this program provides for target bonuses expressed as a percentage of base salary based on the attainment of annual corporate and individual performance goals. The Committee will establish the salary, performance goals and target bonus for each participant in writing at the beginning of each fiscal year. The performance goals will be the Company's, and if applicable, the business unit's, target pre-tax income for the applicable fiscal year and various objective individual goals. The individual goals are personal business objectives which must be attained by the participant within the fiscal year, and may include goals such as hiring of key personnel, developing a corporate strategy for a particular business unit or market or completing a corporate acquisition. The selected individual performance objectives are assigned various weights by the Committee, which may vary among participants and may be changed from year to year by the Committee. The Company believes that the specific performance goals constitute confidential business information the disclosure of which would have an adverse effect on the Company. The Committee must certify in writing that the goals have been met before any payments to participants may be made. The Committee will have no discretion to increase the bonus but will retain the ability to eliminate or decrease a bonus otherwise payable to a participant.

    The Incentive Plan provides for payouts in excess of the target bonus for a participant if the Company exceeds its corporate goals. The maximum amount payable in any fiscal year under the Incentive Plan to any participant under the Plan is $1.3 million. The Committee has approved, subject to stockholder approval of the Incentive Plan, the target bonus for Ronald J. Gidwitz for fiscal 1995 as detailed in the table under "New Plan Benefits".

    The Company reserves the right to amend the Incentive Plan, provided however that stockholder approval is required for any amendments that would modify: (a) the participants eligible to participate in the Incentive Plan; (b) the business criteria underlying the objective performance goals; and (c) the maximum bonus payable to any participant under the Incentive Plan.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

3. PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE HELENE CURTIS INDUSTRIES, INC. 1994 STOCK APPRECIATION RIGHT PLAN.

    The Compensation and Stock Option Committee of the Board of Directors has adopted, subject to stockholder approval at the Annual Meeting, the Helene Curtis Industries, Inc. 1994 Stock Appreciation Right Plan (the "SAR Plan"). If approved, the SAR Plan will be effective as of March 1, 1994. If the stockholders fail to approve the Plan, the Committee may consider adopting an alternative compensation program without stockholder approval, even though some or all of the payments made thereunder may not be deductible by the Company in order to maintain the competitiveness of the Company's executive compensation program. The Board of Directors believes that the participation of key employees (including officers) of the Company and its subsidiaries in a stock appreciation right plan is an important part of the Company's compensation program. Participants in the SAR Plan receive a benefit only if the Company's Common Stock appreciates in value above its fair market value on the date of grant. The full text of the SAR Plan appears as Exhibit B to this Proxy Statement and is incorporated herein by reference. The SAR Plan is summarized below, but such summary is qualified in its entirety by reference to the full text of the SAR Plan.

    The SAR Plan authorizes the issuance of up to 2,000,000 units to employees of the Company, subject to appropriate adjustments for stock dividends, stock splits, recapitalizations or similar changes in outstanding shares of the Company's Common Stock. A unit is a right which entitles the participant to receive at the time of exercise an amount equal to the difference between the fair market value of a single share of Common Stock on the date of exercise and the base price of the unit. The base price of any unit may not be less than the fair market value of a single share of Common Stock on the date the unit is granted. No more than 100,000 units may be granted to any individual in any 12-month period. If any unit granted to a participant terminates or expires prior to being exercised, such unexercised units will be available for issuance again under the SAR Plan. The units will be awarded for no additional cash consideration from the participants selected.

    The SAR Plan will be administered by the Compensation and Stock Option Committee (the "Committee"), which consists of three members of the Board of Directors who are not current or former employees or officers of the Company and thus will not at any time during the administration of the SAR Plan receive an award pursuant to the SAR Plan or any discretionary stock option plan of the Company. Subject to the provisions of the SAR Plan, the Committee will have full power to select from among the officers and other employees of the Company or any subsidiary persons eligible for awards, the individuals to whom awards will be granted, the number of units, the duration of each unit, and the base price of each unit.

    Under certain circumstances, all units will terminate immediately upon the cessation of the employee's employment. In the event of a participant's death, retirement or long-term disability while employed by the Company or a subsidiary (or during the three-month period during which the unit continues to be exercisable after cessation of employment), the participant or the participant's representative may exercise the unit (to the extent exercisable as of the date of death or retirement) within three years after the date of death, retirement or long-term disability, but no later than the expiration date of the unit. The Committee has the discretion to provide for the exercise of all or a portion of unvested units upon death, disability or retirement. The exercise of units under the SAR Plan may be subject to such other terms and conditions not inconsistent with the SAR Plan as the Committee may specify in granting such units. In the event of the merger, consolidation, dissolution or sale of substantially all of its assets, the Company may cancel any unit by giving 30 days' notice and permitting the exercise of any units without regard to vesting provisions.

    The Board of Directors, acting by a majority of its members, exclusive of Board Members who are eligible to receive awards under the SAR Plan, without further action on the part of the stockholders, may from time to time alter, amend or suspend the SAR Plan or any unit granted under the SAR Plan or may at any time terminate the SAR Plan; PROVIDED, HOWEVER, that the Board may not (i) (except as provided in Section 7 of the SAR Plan) change the total number of units available under the Plan, (ii) increase the maximum term of units or maximum number of units that may be granted to an individual in any 12-month period, (iii) decrease the minimum unit price or otherwise materially increase the benefits accruing to participants under the Plan or (iv) materially modify the eligibility requirements of the Plan, and provided further that no action shall materially and adversely affect any outstanding units without the consent of the respective unit holders.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

    Annual cash bonus awards and SAR awards to be issued in the future under the Incentive Plan and SAR Plan, respectively, cannot be determined at this time. The following table sets forth: (1) the target and maximum annual cash bonus awards that participants are entitled to receive for fiscal 1995 if performance goals are met and (2) SAR awards granted at fair market value on March 1, 1994.

                               NEW PLAN BENEFITS

                                          EXECUTIVE MANAGEMENT INCENTIVE PLAN
                                        ---------------------------------------
                                               FY 1995 DOLLAR VALUE ($)              SAR PLAN
                                        ---------------------------------------  ----------------
          NAME AND POSITION                MINIMUM       TARGET       MAXIMUM    NUMBER OF UNITS
- --------------------------------------  -------------  -----------  -----------  ----------------
Ronald J. Gidwitz.....................    $       0    $   472,973  $   543,919         57,486
Charles G. Cooper.....................            0              0            0         13,600
Michael Goldman.......................            0              0            0         25,500
Colin J. Morgan.......................            0              0            0         10,000
Gilbert P. Smith......................            0              0            0         14,400
Executive Group.......................            0        472,973      543,919        149,834
Non-Executive Director Group..........            0              0            0              0
Non-Executive Officer Employee
 Group................................            0              0            0          5,422

4. PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

    The Board of Directors and the Audit Committee recommend the ratification of the appointment of Coopers & Lybrand, Certified Public Accountants, to audit the Company's financial statements for the fiscal year ending February 28, 1995. An appropriate resolution ratifying such appointment will be submitted to the stockholders at the Annual Meeting. If such resolution is not adopted, management will reconsider such appointment.

    A representative of Coopers & Lybrand will be present at the Annual Meeting, will have the opportunity to make a statement if he or she wishes and will be available to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

OTHER MATTERS

    The Board of Directors knows of no other matters which may be brought before the meeting. In the event that other matters are properly presented for action, it is the intention of the named Proxies to vote on them at their discretion.

STOCKHOLDER PROPOSALS FOR 1995

    In order to be considered for inclusion in the Proxy Statement for the Annual Meeting of Stockholders of the Company to be held in 1995, stockholder proposals must be received not later than January 28, 1995. Such proposals should be sent to: Secretary, Helene Curtis Industries, Inc., 325 N. Wells Street, Chicago, Illinois 60610.

    According to the By-Laws of the Company, any other proposal or action to be presented by any stockholder at the 1995 Annual Meeting tentatively scheduled to be held on June 27, 1995, shall be out-of-order unless specifically described in the Company's notice to all stockholders of the meeting or provided such proposal shall have been submitted in writing to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the aforesaid 1995 Annual Meeting.

    In addition, the By-Laws of the Company require that stockholders intending to nominate directors for election at the 1994 Annual Meeting must similarly deliver written notice thereof to the Secretary of the Company in the same time period as provided for other stockholder proposals above.

    The Secretary of the Company shall furnish to any stockholder so requesting, a copy of the By-Laws of the Company specifying the items that are required to be included in any written stockholder proposal or stockholder nomination of a director.

COMPLIANCE WITH SECTION 16(A)

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely upon a review of the forms furnished to the Company or written representations that no Forms 5 were required, the Company believes that during fiscal 1994 all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with except that the following named persons each inadvertently failed to include one grant of stock options on that person's respective Form 5:
Charles G. Cooper, Richard W. Frank, Ronald J. Gidwitz, Thomas J. Gildea, Michael Goldman, V. James Marino, Colin J. Morgan, Robert K. Niles, Mary J. Oyer, Robert Sack, Arthur A. Schneider, Gilbert P. Smith, Roy A. Wentz, Eugene Zeffren. Each of such officers or directors timely amended or filed a Form 5 to reflect the omitted transaction. No options were exercisable prior to the filing of the amended Form 5 and options granted to the named executive officers were disclosed in the Proxy Statement for the 1993 Annual Meeting of Shareholders.

AVAILABILITY OF FORM 10-K

    Upon receipt of the written request of any stockholder, the Company will supply to such stockholder, without charge, a copy of the Company's most recent Annual Report on Form 10-K. The request should be addressed to: Secretary, Helene Curtis Industries, Inc., 325 N. Wells Street, Chicago, Illinois 60610.

                                              By Order of the Board of Directors

                                                  HELENE CURTIS INDUSTRIES, INC.

                                                         Roy A. Wentz, Secretary

                                                                       EXHIBIT A

                         HELENE CURTIS INDUSTRIES, INC.
                      EXECUTIVE MANAGEMENT INCENTIVE PLAN

1. PURPOSE

    The purpose of the Executive Management Incentive Plan (the "Plan"), as hereinafter set forth, is to motivate and reward certain executive officers by providing an incentive to achieve short-term performance goals related to the performance of the Company. The Plan is also intended to conform to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2. DEFINITIONS

    "Base Salary" means the gross base salary as of the beginning of the Plan Year before any reduction for any contribution to a retirement or deferred income plan of the Company.

    "Business Unit Bonus" means the portion of a Participant's Target Bonus determined by the Committee to be contingent on the Participant's business unit achieving its Business Unit Goal.

    "Business Unit Goal" means with respect to any Plan Year the target pre-tax earnings of the Participant's business unit of the Company (either before or after corporate charges), exclusive of performance compensation under this Plan and any extraordinary items, as established in the Company's budget and approved by the Committee prior to the beginning of such Plan Year.

    "Committee" means the Compensation and Stock Option Committee of the Board of Directors.

    "Company" means Helene Curtis Industries, Inc.

    "Corporate Bonus" means the portion of a Participant's Target Bonus determined by the Committee to be contingent on the Company achieving its Corporate Goal.

    "Corporate Goal" means with respect to any Plan Year the target pre-tax earnings for the Company, exclusive of extraordinary items, as established in the Company's budget and approved by the Committee prior to the beginning of such Plan Year.

    "Individual Bonus" means the portion of a Participant's bonus determined by the Committee to be contingent on the Participant achieving his/her Individual Goals.

    "Individual Goals" means with respect to any Plan Year the objective, personal business goals established by the Committee for each Participant prior to the beginning of the Plan Year.

    "Maximum Performance" means the maximum percentage above the Target Performance level of the Corporate and, for business unit employees, the Business Unit Goal, that the Company will recognize in calculating amounts payable under the Plan.

    "Participant" means for any Plan Year an executive officer of the Company selected by the Committee to participate in the Plan.

    "Payout Multiple" means the multiple(s) chosen by the Committee prior to the beginning of the Plan Year used to calculate the amounts payable to a Participant if the Company exceeds its Target Performance level.

    "Plan Year" means the fiscal year of the Company.

    "Target Bonus" means with respect to any Participant, the amount of cash compensation, expressed as a percentage of the Participant's Base Salary, that will be earned by the Participant if 100% of the Individual, Corporate and, if applicable, Business Unit Goals are achieved.

    "Target Performance" means achieving 100% of the Corporate Goal and, for business unit employees, the Business Unit Goal.

    "Threshold Performance" means the minimum percentage of the Corporate Goal (for corporate employees) or Business Unit Goal (for business unit employees) which must be achieved in order for a Participant to receive any portion of the Participant's Corporate or Business Unit Bonus.

3. ADMINISTRATION

    A. Committee. The Plan is administered by the Committee, which is comprised solely of outside, disinterested members of the Board of Directors who are not current or former officers or employees of the Company. Subject to the express terms of the Plan, the Committee has all authority necessary to administer the Plan, including selecting Participants from among the executive officers, determining the size of such Participant's Target Bonus and determining the Individual, Corporate and Business Unit Goals and Payout Multiple for the Plan Year.

    B. Participants. Prior to the beginning of each Plan Year, the Committee will select Participants from among the Company's executive officers. Participants selected by the Committee to participate in the Plan are ineligible to participate in any other Company annual bonus plan. Nothing contained herein shall be construed as creating a contract of employment with a Participant nor obligate the Company to allow the employee to be a Participant in the Plan in future Plan Years.

4. PERFORMANCE GOALS

    A. Goals. Prior to the beginning of each Plan Year, the Committee will establish in writing the Individual, Corporate and, if applicable, Business Unit Goals for each Participant. For employees employed by the corporate function of the Company, their Target Bonus is based upon achieving a combination of Individual and Corporate Goals. For employees employed by one of the business units of the Company, their Target Bonus is based upon achieving a combination of Individual, Corporate and Business Unit Goals. Individual Goals must be objective business goals which may be achieved personally by the Participant within the Plan Year. The Committee will assign percentages to the Individual Goals according to their relative importance. Such goals will be based on business criteria related to the Participant's area of responsibility such as: operating a department or division within budget, hiring key personnel, completing a transaction such as an acquisition or joint venture or introducing a new product.

    B. Corporate and Business Unit Performance Levels. Prior to the beginning of each Plan Year, the Committee will establish in writing the Company and Business Unit Threshold, Target and Maximum Performance levels.

5. BONUS DETERMINATION

    A. Target and Maximum Bonus. Prior to the beginning of the Plan Year, the Committee will establish a Target Bonus for each Participant. The Participant's personal contribution to the achievement of Corporate and Business Unit Goals is assessed in determining the Participant's Target Bonus. The maximum bonus payable in any Plan Year to any Participant may not exceed $1.3 million.

    B. Bonus Calculation. No amount is payable to any Participant under this Plan unless the Company achieves 70% of its Corporate Goal (for corporate employees) or 70% of the applicable Business Unit Goal (for business unit employees). If the Company achieves 70% of its Corporate or Business Unit Goals, as applicable, the Participant is entitled to the following payments under the
Plan:

        1. INDIVIDUAL BONUS. A Participant is entitled to receive the portion (up to a maximum of 100%) of the Participant's Individual Bonus that the
    Committee certifies in writing as of the end of the Plan Year was accomplished by the Participant.

        2.  CORPORATE BONUS (for all Participants).

        (a) LESS THAN TARGET PERFORMANCE: If the Company achieves its Corporate Goal at LESS than the Target Performance level but GREATER than the Threshold Performance level, a Participant is entitled to receive a percentage of his/her Corporate Bonus in proportion to the percentage of the Corporate Goal achieved by the Company. For example, assuming the Threshold Performance level is 85% and the Company achieves 90% of its Corporate Goal, a Participant will receive 90% of his/her Corporate Bonus.

        (b) TARGET PERFORMANCE: If the Company achieves its Corporate Goal at the Target Performance level (I.E., 100%), a Participant is entitled to receive 100% of his/her Corporate Bonus.

        (c) GREATER THAN TARGET PERFORMANCE: If the Company exceeds its Corporate Goal, a Participant is entitled to receive 100% of the Participant's Corporate Bonus, PLUS the Payout Multiple times the percentage amount that the Company exceeds its Corporate Goal up to the Maximum Performance level. For example, if the Maximum Performance level is 120%, the Payout Multiple is 2 and the Company achieves 110% of its Corporate Goal, a Participant receives 120% of his/her Corporate Bonus.

        3.  BUSINESS UNIT BONUS (for business unit employees).

        (a) LESS THAN TARGET PERFORMANCE: If the applicable business unit achieves its Business Unit Goal at LESS than the Target Performance level but GREATER than the Threshold Performance level, a Participant is entitled to receive a percentage of his/her Business Unit Bonus in proportion to the percentage of the Business Unit Goal achieved by the business unit. For example, assuming the Threshold Performance level is 85% and the applicable business unit achieves 90% of its Business Unit Goal, a Participant will receive 90% of his/her Business Unit Bonus.

        (b) TARGET PERFORMANCE: If the applicable Business Unit achieves its Business Unit Goal at the Target Performance level (I.E., 100%), a Participant is entitled to receive 100% of his/her Business Unit Bonus.

        (c) GREATER THAN TARGET PERFORMANCE: If the applicable business unit exceeds its Business Unit Goal, a Participant is entitled to receive 100% of the Participant's Business Unit Bonus, PLUS the Payout Multiple times the percentage amount that the business unit exceeds its Business Unit Goal up to the Maximum Performance level. For example, if the Maximum Performance level is 105%, the Payout Multiple is 3 and the business unit achieves 110% of its Business Unit Goal, a Participant receives 115% of his/her Business Unit Bonus.

    C. Payment of Bonus. Participants must be employed by the Company as of the end of the Plan Year in order to receive any amount payable under this Plan for the Plan Year. All payments under this Plan will be made in cash and are subject to withholding for all applicable taxes. Payments under this Plan will be made after the Committee certifies in writing as to the completion of the Individual, Corporate and Business Unit Goals, and any payments will be made no later than May 1 of the following Plan Year.

6. PLAN AMENDMENT

    The Committee will have no discretion to increase the bonus but will retain the ability to eliminate or decrease a bonus otherwise payable under this Plan to a Participant. The Committee reserves the right to amend the Plan, PROVIDED, HOWEVER, that stockholder approval is required for any amendments that would modify: (a) the Participants eligible to participate in the Plan; (b) the business criteria on which the performance goals are based; and (c) the maximum bonus payable to any Participant under the Plan.

                                                                       EXHIBIT B

                         HELENE CURTIS INDUSTRIES, INC.
                       1994 STOCK APPRECIATION RIGHT PLAN

1. PURPOSE

    The purpose of the Helene Curtis Industries, Inc. 1994 Stock Appreciation Right Plan (the "Plan"), as hereinafter set forth, is to enable Helene Curtis Industries, Inc., a Delaware corporation (the "Company"), to recognize the contributions of officers and key employees of the Company and its subsidiaries to the appreciation in value of the Company's stock. Additional purposes of the Plan include providing a meaningful incentive to Participants to make substantial contributions to the Company's future success and enhancing the Company's ability to attract and retain persons who will make such contributions. By meeting these objectives, the Plan is intended to benefit the interests of the Company's stockholders.

2. DEFINITIONS

    As used herein, the following words or terms have the meanings set forth below:

    "Award" means the grant of a Unit to a Participant.

    "Base Price" has the meaning contained in Section 6.1.

    "Board" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

    "Committee" means the Compensation and Stock Option Committee of the Board. The Committee shall be comprised solely of two or more persons who are "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i), are not current or former employees or officers of the Company, otherwise meet the requirements of an outside director as that term is defined under the regulations promulgated pursuant to Section 162(m) of the Code, and will not at any time during the administration of the Plan receive an Award pursuant to the Plan or any discretionary stock option plan of the Company.

    "Common Stock" or "Stock" means the Common Stock of the Company.

    "Company" means Helene Curtis Industries, Inc., a corporation established under the laws of Delaware.

    "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation, Designated Beneficiary shall mean the Participant's estate.

    "Disability" means a physical or mental disability of such a nature that it would qualify a Participant for benefits under the long term disability insurance plan of Helene Curtis, Inc. or any successor plan.

    "Fair Market Value," as used to refer to the price of a share of Common Stock on a particular day, means the closing price for the Common Stock for that day as reported in The Wall Street Journal, or if no prices are quoted for that day, the last preceding day on which such prices of Common Stock are so quoted.

    "Participant" means an individual selected by the Committee to receive an Award under the Plan.

    "Retirement"  means  the termination  of employment  by a  Participant after
attaining  age  62  under  circumstances  which  the  Committee,  in  its   sole
discretion, deems equivalent to retirement.

    "Unit" means a right granted pursuant to this Plan to a Participant which entitles the Participant to receive at the time of exercise an amount, payable solely in cash, equal to the difference between the Fair Market Value of a single share of Common Stock and the Base Price of a single share of Common Stock.

    "Unit   Agreement"  means  an  agreement  executed  by  the  Company  and  a
Participant containing the terms and conditions for an Award of Units.

    "Substantial Cause" means (a) the commission of a criminal act against, or in derogation of the interests of the Company or its subsidiaries; (b) knowingly divulging confidential information about the Company or its subsidiaries to a competitor or to the public; (c) interference with the relationship between the Company or its subsidiaries and any major supplier or customer; or (d) the performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interest of the Company or its subsidiaries to constitute substantial cause for termination.

3. ADMINISTRATION

    The Plan shall be administered by the Committee in accordance with Rule 16b-3(c)(2)(i). Subject to the express provisions of the Plan, the Committee shall have full authority to determine the number and type of Awards granted to each Participant and shall interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective Participants' agreements (which need not be identical) and make such other determinations as it deems necessary or advisable for the administration of the Plan. The decisions of the Committee on matters within its jurisdiction under the Plan shall be conclusive and binding. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith.

4. UNITS AVAILABLE

    The maximum number of Units that will be available for issuance under the Plan is 2,000,000 Units, which shall be subject to adjustment in accordance with the provisions of Section 7 hereof. No Participant may be granted an Award in excess of 100,000 Units in any 12-month period. In the event that any Unit granted under the Plan expires unexercised or is terminated or ceases to be exercisable for any other reason without having been fully exercised prior to the end of the period during which Units may be granted under the Plan, such unexercised Units shall again become available for new Awards to be granted under the Plan to any eligible employee (including the holder of such former Units).

5. AWARDS

    Awards may be made under the Plan to any of the officers or employees of the Company or its subsidiaries who, in the opinion of the Committee, are in a position to make a significant contribution to the Company's future success. The Committee shall determine, within the limits of the express provisions of the Plan, those key managerial employees to whom, and the time or times at which, Units are to be granted. The Committee shall also determine the number of Units, the duration of each Unit, the Base Price under each Unit, the time or times within which (during the term of the Unit) all or portions of each Unit may be exercised. In making such determinations, the Committee may take into account the nature of the services rendered by the employee, his or her present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

6. REQUIRED TERMS AND CONDITIONS OF UNITS

    The Units granted under the Plan shall be in such form and upon such terms and conditions as the Committee shall from time to time determine, subject to the provisions of the Plan, including the following:

    6.1 Base Price. The Base Price of each Unit shall be established by the Committee and may not be a price less than the Fair Market Value of Common Stock on the date an Award is made.

    6.2 Maximum Term of Unit. A Unit shall be exercisable during such period of time as the Committee may specify, provided that no Unit shall be exercisable after the expiration of five years from the date it is granted.

    6.3 Installment Exercise Limitations. Each Award shall generally become exercisable in such number of cumulative annual installments as the

        Committee shall establish, if any, with an equal number becoming exercisable at the end of each year after the date such Award is made, except to the extent that other terms of exercise are specifically provided by other provisions of the Plan.

    6.4 Termination of Employment

        (a) DEATH. If a Participant dies during employment with the Company (or within three months after cessation of such employment, unless cessation occurs due to Substantial Cause) and at a time when the Participant is entitled to exercise a Unit, all Units which were exercisable at the time of the Participant's death may be exercised at any time within three years after the Participant's death. Units not exercisable at the time of death will terminate. Units exercisable after death may be exercised by the Designated Beneficiary and shall be subject to all provisions of the Plan, and must be exercised by the end of the post-death exercise period specified in this paragraph. Unless exercised within the applicable period, each Unit shall expire at the end of such period. In no event, however, may any Unit granted under the Plan be exercised after the expiration of the term set forth in the Unit at the time of grant.

        (b) RETIREMENT. In the event a Participant ceases employment due to Retirement at a time when the Participant is entitled to exercise a Unit granted under the Plan (unless, as determined by the Committee, such Participant becomes employed by a competitor of the Company) all Units which were exercisable at the time of the Participant's Retirement may be exercised at any time within three years after the Participant terminates employment due to Retirement; PROVIDED, HOWEVER, that if the Participant shall die during the extended period for exercise provided by this section, the Units exercisable at the time of Retirement may be exercised to the same extent as if the deceased Participant had survived during a period equal to the greater of one year from the date of death or the remainder of the extended period. Units not exercisable at the time of Retirement will terminate. Unless exercised within the applicable period, each Unit shall expire at the end of such period. In no event, however, may any Unit granted under the Plan be exercised after the expiration of the term set forth in the Unit at the time of grant.

        (c) DISABILITY. In the event that the Participant's employment ceases due to Disability at a time when the Participant is entitled to exercise a Unit, all Units which were exercisable at the time of the Participant's Disability may be exercised at any time within three years after the Participant ceases employment due to Disability; PROVIDED, HOWEVER, that if Participant shall die during the extended period for exercise provided by this section, the Units exercisable at the time employment ceased due to Disability may be exercised by the Designated Beneficiary to the same extent as if the deceased Participant had survived during a period equal to the greater of one year from the date of death or the remainder of the extended period. Units not exercisable at the time of Disability will terminate. Unless exercised within the applicable period, each Unit shall expire at the end of such period. In no event shall any Unit be exercised after the expiration of the term set forth in the Unit at the time of grant.

        (d) OTHER TERMINATION. In the event that Participant shall cease to be employed by the Company and/or its subsidiaries for any reason other than death, Disability or Retirement as set forth above unless, as determined by the Committee, the Participant becomes employed by a competitor of the Company, the Participant shall have the right, subject to the provisions of Sections 6.2 and 7, to exercise his or her Unit(s) at any time within three months after such cessation of employment (not in excess of the stated term of the Unit) but only to the extent each Unit was exercisable at the date of such cessation of employment. Notwithstanding the provisions of the preceding sentence, if employment is terminated at the request of the Company for Substantial Cause, the Participant's right to exercise any Units shall terminate at the time notice of termination of employment is given by the Company to such Participant.

        (e) ACCELERATION OF VESTING. Notwithstanding any provision to the contrary in the foregoing Section 6, the Committee shall have the discretion at the time Units are granted under the Plan, to provide in the Unit Agreement for the exercise of all or a portion of Units, which would otherwise not be exercisable, at the time of death, Disability or Retirement of the Participant.

    6.5 Notice of Exercise. Units may be exercised by giving written notice to the Secretary of the Company, stating the number of Units which are being exercised. Upon exercise, such holder of the Units will be paid the difference between the Base Price of the Units and the Fair Market Value of the Common Stock on the exercise date. The payment will be made in the form of a check payable to the holder of the Units within 30 days of the exercise date.

7. ADJUSTMENTS

    7.1 The aggregate number of Units and the number of Units per Participant that may be granted hereunder and the Base Price per share for each Unit, may all be appropriately adjusted, as the Committee may in its sole discretion determine, for any increase or decrease in the number of shares of issued Common Stock of the Company resulting from a subdivision or consolidation of shares whether through reorganization, payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company; PROVIDED, HOWEVER, that no adjustment in the number of Units which may be granted under the Plan or in the number of outstanding
        Units shall be made in the event of a contribution, directly or indirectly of Common Stock by the Company to any Company employee benefit plan.

    7.2 Subject to any required action by the stockholders, if the Company shall be a party to a transaction involving a sale of substantially all its assets, a merger or a consolidation, any Unit granted hereunder may be canceled by the Company as of the effective date of any such transaction, by giving 30 days' prior written notice to the holders thereof of its intention to do so during which time he or she shall have the right to exercise all Units whether or not by its terms such Unit is then exercisable and without regard to any installment exercise provisions therein or in this Plan.

    7.3 In the case of dissolution of the Company, every Unit outstanding hereunder shall terminate; PROVIDED, HOWEVER, that each Unit holder shall have 30 days' prior written notice of such event, during which time he or she shall have a right to exercise all Units whether or not, by its terms, such Unit is then exercisable and without regard to any installment exercise provisions therein or in this Plan.

    7.4 On the basis of information known to the Company, the Board or the Committee shall make all determinations under this Section 7, including whether a transaction involves a sale of substantially all the Company's assets, and all such determinations shall be conclusive and binding.

    7.5 The   termination  of  the   Plan  and  any  exercise   of  a  Unit  the
        exercisability of which is accelerated by the operation of Section 7.2 above shall be subject to and conditioned upon the consummation of the transaction, to which such acceleration relates and if, for any reason, such transaction is abandoned, the exercise of such Unit shall be void and such Unit shall thereafter be exercisable only as permitted by the Plan, which shall remain in full force and effect.

8. UNIT AGREEMENTS

    Each Participant shall agree to such terms and conditions in connection with the exercise of a Unit and execute a Unit Agreement containing such terms and conditions, as the Committee may deem appropriate. Unit Agreements need not be identical.

9. NON-TRANSFERABILITY

    During the lifetime of a Participant, any Unit granted to a Participant shall be exercisable only by such Participant, the Participant's payee pursuant to a qualified domestic relations order or in the case of a Disability, legal guardian or representative. No Unit shall be assignable or transferable, except by will or by the laws of descent and distribution or, pursuant to a domestic relations order entered by a court of competent jurisdiction. The granting of a Unit shall impose no obligation upon the employee to exercise such Unit. The foregoing notwithstanding, nothing shall prevent the Participant (or any other person who acquires any of the Participant's Units in the manner stated above) from transferring any of the Units to a trust with the prior consent of the Committee.

10. NO CONTRACT OF EMPLOYMENT

    Neither the adoption of this Plan nor the grant of any Unit shall be deemed to obligate the Company or any subsidiary of the Company to continue the employment of any Participant for any particular period, nor shall the granting of a Unit constitute a request or consent to postpone the Retirement date of any Participant.

11. INDEMNIFICATION OF COMMITTEE

    In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceedings that such Committee member is liable for gross negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

12. TERMINATION AND AMENDMENT OF PLAN

    The Board, acting by a majority of its members, exclusive of Board Members who are eligible to receive Units, may from time to time alter, amend or suspend the Plan or any Unit granted hereunder or may at any time terminate the Plan, provided, however, that the Board may not (i) (except as provided in Section 7 hereof) change the total number of Units available under the Plan, (ii) increase the maximum term of Units or maximum number of units that may be granted to an individual in any 12-month period, (iii) decrease the minimum Unit price or otherwise materially increase the benefits accruing to participants under the Plan or (iv) materially modify the eligibility requirements of the Plan, and provided further that no such action shall materially and adversely affect any outstanding Units without the consent of the respective Unit holders.

13. TAX WITHHOLDING

    The Company shall have the power to either require the recipient to remit to the Company an amount sufficient to satisfy Federal, state and local withholding tax requirements, or to deduct from a payment pursuant to the Plan an amount sufficient to satisfy any withholding tax requirements.

14. GOVERNING LAW

    The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

15. EFFECTIVE DATE AND TERMINATION DATE OF PLAN

    The effective date of the Plan shall be March 1, 1994, and the Plan shall end on March 1, 2004.

                          HELENE CURTIS INDUSTRIES, INC.
PROXY              SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS       PROXY
                  FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 28, 1994

   The undersigned hereby appoint(s) Joseph L. Gidwitz, Michael Goldman, and Gilbert P. Smith as proxies, with full power of substitution, and hereby authorizes them or any of them to vote the stock of the undersigned at the Annual Meeting of Stockholders of Helene Curtis Industries, Inc. (the "Company") to be held in the Auditorium of the Harold Washington Library Center, 400 South State St., Chicago, Illinois on June 28, 1994 at 10:00 a.m., and at any adjournments thereof, as indicated on the other side of this card on the proposals described in the Notice and Proxy Statement for such meeting and in their discretion on other matters which may properly come before the meeting.

       PLEASE COMPLETE THE OTHER SIDE, DATE, SIGN AND RETURN PROMPTLY.

   PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

                                 FOR ALL         AGAINST ALL
                              NOMINEES LISTED   NOMINEES LISTED  FOR ALL NOMINEES LISTED
                                                                 EXCEPT THE FOLLOWING:

1. ELECTION OF DIRECTORS:

   The nominees for director      / /             / /            / /  _____________________________
   are: Marshall L. Burman,
   Frank W. Considine, and
   Ronald J. Gidwitz


2. Proposal to approve the       For           Against           Abstain  3. Proposal to approve the      For     Against   Abstain
   material terms of the                                                     the material terms of the
   Executive Management                                                      1994 Stock Appreciation
   Incentive Plan.                / /            / /               / /       Right Plan.                  / /       / /      / /


                                                                          4. Ratification of the          For     Against   Abstain
                                                                             selection of Coopers
                                                                             & Lybrand as Independent     / /      / /       / /
                                                                             Accountants.

                                                                               UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED
                                                                               FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR
                                                                               PROPOSALS 2, 3 AND 4.
                                                                               Dated:_______________________________________ , 1994
                                                                               ____________________________________________________
                                                                               ____________________________________________________

                                                                               Please sign exactly as your name appears. If acting
                                                                               attorney, executor, trustee, or in representative
                                                                               capacity, sign name and title.
                Please indicate any changes in your address above.